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                           LOAN MODIFICATION AGREEMENT



BETWEEN: Sento Corporation, Sento Training Corporation, Sento Consulting
         Corporation and Sento Technical Services Corporation (jointly and severally, the "Borrower"), whose address is 808 East Utah Valley Drive, American Fork, Utah 84003;

AND: Silicon Valley Bank ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054;

DATE:    April _____, 2000

     This Loan Modification Agreement is entered into on the above date by Borrower and Bank.

         1. BACKGROUND. Borrower entered into an Amended and Restated Loan and Security Agreement with Bank on December 22, 1999 (as amended and modified from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

         Bank and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement, as amended prior to the date of this Agreement.

         2. MODIFICATIONS TO LOAN AGREEMENT.

                  2.1 Borrower acknowledges and agrees that all Obligations, including without limitation Borrower's obligation to repay amounts advanced by Bank to Borrower on the terms of the Loan Agreement as modified by this Loan Modification Agreement, are secured by all liens and security interests granted by Borrower to Bank in the Loan Agreement.

                  2.2 Section 13.1 of the Loan Agreement is hereby amended to substitute the following definitions for those currently set forth in the Loan
Agreement:

         "BORROWING BASE" is 80% of Eligible Accounts.

         "COMMITTED REVOLVING LINE" is a Credit Extension of up to $3,000,000.

         "ELIGIBLE ACCOUNTS" has the meaning given in the Loan Agreement, except that subsection (d) is hereby replaced with the following:

                  (a) Accounts for an Account Debtor, including affiliates, whose total obligations to Borrower exceed 25% of all Accounts for the amounts that exceed that percentage, except for Gateway Corporation (US) and Network Associates (US), whose accounts shall not exceed 50% of all Accounts, unless Bank approves in writing;


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         "ELIGIBLE FOREIGN ACCOUNTS" are Accounts for which the account debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing, which as of the date hereof consists of Network Associates Europe and Gateway Europe, subject to the limitations applicable to all "Eligible Accounts."

         "REVOLVING MATURITY DATE" is April 15, 2002.

                  2.3  Section 2.1.1(b) is hereby amended as follows:

                         The applicable interest rate is reduced from a per annum rate of 2.00 percentage points above the Prime Rate to 1.25 percentage points above the Prime Rate.

                  2.4 Section 2.1.2 of the Loan Agreement is hereby amended as follows:

                         The limitation on the face amount of outstanding letters of credit (including drawn by unreimbursed Letters of Credit and any Letter of Credit Reserve) is increased from not more than $2,000,000 to not more than $3,000,000.

                  2.5 Section 13.1 of the Loan Agreement is hereby amended to add the following definitions:

         "TERM LOAN ADVANCE" is an advance or advances under the Term Loan Commitment.

         "TERM LOAN BORROWING BASE", for each advance under the Term Loan Commitment, is equivalent to 100% of the invoice amount of equipment purchased within the previous 90 days, plus charges for taxes, shipping, warranty charges, freight discounts and installation ("Soft Costs"). However, not more than 15% of the amount of each advance under this facility may be used to fund Soft Costs.

         "TERM LOAN COMMITMENT" is equal to Term Loan Advances in an aggregate amount of up to $500,000 pursuant to Section 2.1.5 herein.

         "TERM LOAN MATURITY DATE" is defined in Section 2.1.5.

         "TERM PERIOD" means that period beginning at the end of the Advance Period and ending on the Term Loan Maturity Date during which the principal balance outstanding under the Term Loan Commitment shall be fully amortized.


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                  2.6 Section 2 of the Loan Agreement is hereby amended to
add the following Section 2.1.5:

         2.1.5    TERM LOAN ADVANCES.

                  (a) Bank will make Term Loan Advances not exceeding the lesser of (A) the Term Loan Commitment or (B) the Term Loan Borrowing Base. Amounts borrowed under this Section once repaid may not be reborrowed during the term of this Agreement. There is no prepayment penalty associated with this facility. Bank shall make Term Loan Advances under the Term Loan Commitment, in accordance with the conditions described above, during the period beginning with the date of this Agreement, and ending on October 15, 2000. Each Term Loan Advance shall amortize separately over thirty-six (36) months, with thirty-six (36) equal monthly payments of principal, plus accrued interest. The first monthly payment of principal and interest shall be due and payable on the first day of the first full month following the date of the Term Loan Advance.

                  (b) The interest rate applicable to the Committed Term Loan shall be a rate equal to the Prime Rate in effect from time to time, plus 1.50%. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. The interest rate shall change on each date there is a change in the Bank's Prime Rate.

                  (c) Borrower shall pay to Bank a fee of $2,500 for the Committed Term Loan, which shall be fully earned and due and payable as of the date of this Agreement.

                  2.7 Loan Fee. In addition to the fee for the Committed Term Loan fee above, Borrower shall pay a fee of $30,000 for renewal and extension of the Committed Revolving Line, which shall be fully earned and due and payable as of the date of this Agreement. In addition, Borrower shall reimburse Bank for all out-of-pocket expenses associated with this Agreement, including legal fees.

                  2.8 Sections 6.2(a), (b) and (d) of the Loan Agreement are hereby amended as follows:

                         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement for Sento Corporation covering Borrowers' consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports Form 10-K and 10-Q with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in


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                         damages or costs to Borrower or any Subsidiary of
                         $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

                         (b) Borrower will deliver to Bank within 20 days of the last day of each month a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

                         (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than once every 12 months unless an Event of Default has occurred and is continuing.

                  2.9 Section 6.6 of the Loan Agreement is hereby amended to (i) modify the Quick Ratio covenant as set forth below, (ii) delete the Debt/Net Worth Ratio, Tangible Net Worth and Maximum Net Losses covenants, and (iii) add the Profitability and Debt Service Coverage covenants as set forth below.

                  Borrower shall maintain (a) and (b) as of the last day of each month, and (c) as of the last day of each quarter:

                  (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of at least 1.50:1.00.

                  (b) PROFITABILITY. Borrower shall not incur a loss (as defined below) for any two consecutive months, and shall not incur an aggregate loss for any fiscal quarter. For purposes of this covenant, "loss" means net income after taxes of less than $0.00, as reported on Borrower's consolidated financial statement.

                  (c) DEBT SERVICE COVERAGE RATIO. A Debt Service Coverage Ratio of not less than 1.50:100. For purposes of this covenant, "Debt Service Coverage Ratio" means earnings before interest, taxes, depreciation and amortization for the quarter, annualized (multiplied by four)("EBITDA"), divided by the current maturities of long-term debt ("CMLTD") plus interest for the quarter, annualized (multiplied by four).

         3. CONDITIONS PRECEDENT. This Loan Modification Agreement shall not take effect until Borrower delivers to Bank a Certified Resolution of Borrower and such other documents and fees as Bank shall reasonably require to give effect to the terms of this Loan Modification Agreement.


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         4. NO OTHER MODIFICATIONS. Except as expressly modified by this Loan
Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Bank's agreement to modify the Loan Agreement pursuant to this Loan Modification Agreement shall not obligate Bank to make any future modifications to the Loan Agreement or any other loan document.
Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Bank. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. No maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

         5. REPRESENTATIONS AND WARRANTIES.

                  5.1 The Borrower represents and warrants to Bank that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

                  5.2 The Borrower understands and agrees that in entering into this Agreement, Bank is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.


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         6. STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND
COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.



BANK:                                     BORROWER:

SILICON VALLEY BANK                       SENTO CORPORATION

By:                                       By:
       ------------------------------            ------------------------------
Name:                                     Name:
       ------------------------------            ------------------------------
Title:                                    Title:
       ------------------------------            ------------------------------

                                          SENTO TRAINING CORPORATION

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                          SENTO CONSULTING CORPORATION

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------

                                          SENTO TECHNICAL SERVICES
                                          CORPORATION

                                          By:
                                                 ------------------------------
                                          Name:
                                                 ------------------------------
                                          Title:
                                                 ------------------------------


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